UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2004

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14037 (Commission File Number)	13-3998945 (IRS Employer Identification No.)

99 Church Street
New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers“
ITEM 9.01. “Financial Statements and Exhibits”
SIGNATURE
EX-99.1: PRESS RELEASE

ITEM 5.02.	“Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers”

     (b)      Departure of Directors or Principal Officers

     Moody’s Corporation (the “Company”) announced that John Rutherfurd, Jr. will retire from his position as Chairman and Chief Executive Officer of the Company at the Company’s annual meeting of stockholders in April 2005.

     The Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     (c)     Appointment of Principal Officers

     On October 26, 2004, the Company’s Board of Directors elected Raymond W. McDaniel, Jr. to the additional title of President of the Company. Mr. McDaniel also continues to hold the position of Chief Operating Officer of the Company. The Board of Directors also announced that Mr. McDaniel will serve as the Company’s Chairman and Chief Executive Officer upon Mr. Rutherfurd’s retirement in April 2005, discussed in Item 5.02(b) above. Mr. McDaniel, age 46, has served as the Company’s Chief Operating Officer since January 2004, and has served as President of Moody’s Investors Service since November 2001. Mr. McDaniel served as the Company’s Executive Vice President, Global Ratings and Research, from April 2003 to January 2004, as Senior Vice President, Global Ratings and Research, from April 2001 to April 2003, and as Senior Vice President, International, from October 2000 to April 2001. Mr. McDaniel served as Senior Managing Director, Global Ratings and Research, of Moody’s Investors Service from April 2001 to November 2001, and as Managing Director, International, from 1996 to April 2001. Mr. McDaniel has served as a Director of the Company since April 2003.

     The Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	“Financial Statements and Exhibits”

     (c)     Exhibits

     99.1     Press Release of Moody’s Corporation dated October 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins

John J. Goggins Senior Vice President and General Counsel

Date: November 1, 2004